EXHIBIT 10.2

Issue and Paying Agency Agreement TechnipFMC plcas Issuer and FMC Technologies, Inc.as Guarantor and Bank of America, National Association, London Branchas Issue and Paying Agent and Calculation Agent
in relation to a £600,000,000 Euro Commercial Paper Programme
19 May 2020

CONTENTS
CLAUSE PAGE

THIS AGREEMENT is made on  19 May 2020
BETWEEN:
(1)TechnipFMC plc; a company incorporated under the laws of England and Wales, registration number 09909709, having its registered office at 1 St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, as issuer (the "Issuer");
(2)FMC Technologies, Inc.; a private company incorporated under the laws of Delaware, USA, registration number 3315658, having its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA, as guarantor (the "Guarantor"); and
(3)BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association organised and existing under the laws of the United States of America, charter number 13044, having its principal place of business at 100 North Tryon Street, Charlotte, North Carolina 28202, USA, with its registered branch in the United Kingdom located at 2 King Edward Street, London, EC1A 1HQ, England with numbers FC 002984 (in respect of Bank of America, National Association) and BR 001358 (in respect of Bank of America, National Association, London Branch), authorised by the Prudential Regulation Authority, subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the United Kingdom, as issue and paying agent (the "Issue and Paying Agent") and calculation agent (the "Calculation Agent") which term where the context permits shall include its successors and permitted assigns.
recitals
(A)Pursuant to a Dealer Agreement (the "Dealer Agreement" which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 19 May 2020 and made between the Issuer, the Guarantor and the Dealers named therein (the "Dealers") the Issuer may issue Notes in accordance with the terms thereof and this agreement. The Issuer shall promptly notify the Issue and Paying Agent and the Calculation Agent of the appointment or resignation of any Dealer.
(B)The Issue and Paying Agent has agreed, upon the terms set out below, to act as the issue and paying agent in respect of Notes issued.
The parties agree as follows:
1.DEFINITIONS AND INTERPRETATION
a.Terms defined in this agreement
In this agreement:
"Agent" and, collectively, "Agents" means the Issue Agent, the Paying Agent and the Calculation Agent and any successor from time to time appointed hereunder;
1."Authorised Person" and, collectively, the "Authorised Persons" has the meaning set out in clause 6 below;
2."Clearstream, Luxembourg" means Clearstream Banking, société anonyme;
3."Code" means the U.S. Internal Revenue Code of 1986;
4."Deed of Covenant" means a deed of covenant dated on or about the date hereof executed by the Issuer in respect of Global Notes issued under this agreement;

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5."Definitive Notes" means bearer notes of the Issuer substantially in the form of schedule 2, or in such other form as may be agreed from time to time between the Issuer and the Issue and Paying Agent;
6."Euroclear" means Euroclear Bank S.A./N.V.;
7."FATCA Withholding" means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);
8."Global Note" means a bearer note of the Issuer substantially in the form set out in schedule 1 to this agreement or in such other form as may be agreed from time to time between the Issuer and the Issue and Paying Agent;
9."Guarantee” means the guarantee dated on or about the date of this Agreement and executed as a deed by the Guarantor in respect of the obligations of the Issuer under the Notes and the Deed of Covenant;
10."Instruction" has the meaning given to it in clause 3 below;
11."Interest Payment Date" means, in relation to any Note, the day on which payment of interest in relation to such Note becomes due and payable pursuant to the terms thereof;
12."Issue Date" means the date on which a Note is or is proposed to be issued;
13."Maturity Date" means the date on which the principal amount of a Note falls to be repaid;
14."Maximum Amount" means £600,000,000 or such other amount as may apply in accordance with clause 2.7 (Increase in Maximum Amount) of the Dealer Agreement;
15."Notes" means the Definitive Notes and the Global Notes (each a "Note");
16."Note Transaction" means the issue by the Issuer and the subscription by a purchaser of Note(s) in accordance with clause 2 (Issue) of the Dealer Agreement;
"Programme Agreement" means the Dealer Agreement, any agreement for a Note Transaction, the Guarantee, the Deed of Covenant or this agreement; and
17."Specified Office" means the office of the Issue and Paying Agent in the City of London.
a.In this agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this agreement. All references in this agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted.
b.All references in this agreement to an agreement, instrument or other document (including, without limitation, this agreement, the Deed of Covenant, and the Notes) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.
c.Where there are any inconsistencies between this agreement and the provisions of any of the Programme Agreements, the provisions of this agreement shall, to the extent allowed by law, prevail.

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18.APPOINTMENTS
a.Each of the Issuer and the Guarantor hereby appoints Bank of America, National Association, London Branch, at its specified office as issue and paying agent of the Issuer and the Guarantor in accordance with the terms of this agreement.
b.The Issuer and the Guarantor may at any time appoint additional Agents.
c.Each Agent shall have the powers and authorities granted to and conferred upon it by this agreement and such further powers and authorities to act on behalf of the Issuer and the Guarantor as the Issuer or the Guarantor (as the case may be) may request and as are acceptable to that Agent.
19.CERTIFICATE OF AUTHORISED PERSONS AND INSTRUCTIONS
a.The Issuer has delivered to the Issue and Paying Agent a certificate (as may be amended from time to time, the "Certificate of Authorised Persons"), a copy of which is appended hereto as schedule 3, containing the name, title, contact details, and true signature of each officer of the Issuer or other person duly authorised to take action on behalf of the Issuer with respect to the Notes (each an "Authorised Person" and, collectively, the "Authorised Persons"). The Issuer agrees to promptly provide a revised Certificate of Authorised Persons to the Issue and Paying Agent in the event that the Authorised Persons of the Issuer change.
b.The Issue and Paying Agent shall be protected and shall incur no liability for or in respect of action or inaction in reliance on the Certificate of Authorised Persons at any time, including any inaccurate Certificate of Authorised Persons for which a copy of an accurate replacement Certificate of Authorised Persons has not been provided by the Issuer to the Issue and Paying Agent
c.The term "Instructions" shall mean a communication, in the form of: (i) a transmission, purporting to be from an Authorised Person through an instruction and reporting communication service ("IPASS") offered by the Issue and Paying Agent pursuant to clause 6 hereof; (ii) any direction from the Issuer or their Dealers delivered electronically in accordance with standard practices in the financial services industry, including Instructions delivered via authenticated SWIFT message and the European Pre-Issuance Messaging ("EPIM") system; or (iii) a written notice, including a written notice transmitted by facsimile or e-mail, which bears or purports to bear the signature of an Authorised Person.
d.Instructions transmitted over IPASS or EPIM system, including Instructions from Dealers, shall be deemed conclusive evidence that such Instructions are correct and complete and that the issuance specified in such Instructions has been duly authorised by an Authorised Person. The Issue and Paying Agent shall not be liable for rejecting Instructions as a result of inaccurate IDs or Passwords (each defined in clause 6 below) indicated thereon.
20.ISSUE OF NOTES
a.The Issuer shall through a duly Authorised Person give to the Issue and Paying Agent an Instruction containing details of any Notes to be issued by it under this agreement and such particulars of the purchasers of such Notes as may be necessary in the circumstances, in each case in sufficient time to enable such Notes to be completed, authenticated, issued and delivered on the Issue Date in accordance with this clause 4. The Issue and Paying Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any telephone, facsimile, email communication, instruction or document which it reasonably believes to be genuine and is from a person who the Issue and Paying Agent reasonably believes to be one of the persons previously notified in writing to the Issue and Paying Agent as being an Authorised Person as sufficient instructions and authority from the

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Issuer without being required to determine validity or authenticity thereof or the correctness of any fact stated therein and shall have no liability for acting or refraining from acting on any such information.
b.Following receipt of Instruction in respect of an issue of Notes, the Issue and Paying Agent is hereby authorised on behalf of the Issuer and the Guarantor in the case of a Global Note:
1.to prepare such Global Note (by using a photocopy of the master Global Note referred to in clause 4.3) and to complete, in accordance with such Instruction, the necessary details in such Global Note;
2.to authenticate such Global Note by two authorised signatories of the Issue and Paying Agent; and
3.to deliver such Global Note to a common depositary for Euroclear and Clearstream, Luxembourg initially for credit to the Issue and Paying Agent's distribution account at Euroclear and/or Clearstream, Luxembourg on the business day in London immediately prior to the proposed Issue Date.
c.The Issue and Paying Agent shall only be required to perform its obligations under clause 4.2 if it holds a master Global Note (which shall be a Global Note signed in blank by the Issuer).
d.Each Note credited to the Issue and Paying Agent's distribution account with Euroclear or Clearstream, Luxembourg following the delivery of a Global Note to a common depositary pursuant to clause 4.2(c) shall be held to the order of the Issuer. If on the relevant Issue Date a purchaser does not pay the purchase price due from it in respect of any Note (the "Defaulted Security") and, as a result, the Defaulted Security remains in the Issue and Paying Agent's distribution account with Euroclear or Clearstream, Luxembourg after such Issue Date, the Issue and Paying Agent will continue to hold the Defaulted Security to the order of the Issuer. If the Defaulted Security is in the Issue and Paying Agent's distribution account with Euroclear or Clearstream, Luxembourg on a date when payment in respect of such Note is made by such purchaser (the Issue and Paying Agent shall not transfer such Defaulted Security out of such account unless the Issue and Paying Agent has received specific instructions from the Issuer to transfer it to the account of another account holder of Euroclear or Clearstream, Luxembourg) the Issue and Paying Agent shall on that date in accordance with clause 4.8 pay to the Issuer the amount received by the Issue and Paying Agent in respect of such Note.
e.The Issuer, and not the Issue and Paying Agent, shall bear the risk of such purchaser's failure to remit the purchase price due from it in respect of any Note. The Issue and Paying Agent shall have no duty or responsibility to transfer to the Issuer any amounts from the sale of a Note, or to advance to the Issuer any monies or otherwise provide any credit to the Issuer with respect to such proceeds or transfers, unless and until the Issue and Paying Agent actually receives the proceeds of the sale of such Note.
f.Upon an Exchange Event (as defined in any Global Note) and such Global Note being presented and surrendered for exchange in accordance with such Global Note, the Issue and Paying Agent shall upon delivery of the relevant Definitive Note(s) by the Issuer to or to the order of the Issuer and Paying Agent, deliver the relevant Definitive Note(s) in accordance with the terms of such Global Note in exchange for such Global Note. For this purpose the Issue and Paying Agent is hereby authorised on behalf of the Issuer and the Guarantor:
4.to authenticate (if so instructed by the Issuer) such Definitive Notes by two authorised signatories of the Issue and Paying Agent; and

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5.to deliver such Definitive Note(s) to or to the order of Euroclear and/or Clearstream, Luxembourg.
The Issue and Paying Agent shall notify the Issuer and the Guarantor forthwith upon receipt by the Issue and Paying Agent of a request for issue of such Definitive Note(s) in exchange for such Global Note.
g.The Issuer (failing which, the Guarantor) undertakes to deliver to the Issue and Paying Agent, pursuant to a request for the issue of Definitive Notes in exchange for a Global Note in accordance with clause 4.6, sufficient numbers of executed Definitive Notes to enable the Issue and Paying Agent to comply with its obligations under clause 4.6.
h.Upon receipt by the Issue and Paying Agent on behalf of the Issuer of payment from any purchaser of the purchase price for any Note, the Issue and Paying Agent shall forthwith pay such purchase price by transfer in same day funds to such Sterling account of the Issuer in the City of London as the Issuer shall from time to time specify in writing, a form of Standing Instruction is attached hereto as schedule 5.
i.As soon as practicable after the date of issue of any Notes, the Issue and Paying Agent shall maintain a record of the outstanding Note on IPASS for the Issuer and the Guarantor specifying the number and denomination of the Notes, and the Issue Date and the Maturity Date of such Notes.
j.The Guarantor agrees that Notes may be completed and issued by the Issue and Paying Agent on the instructions of the Issuer in the manner contemplated in this clause 4.
k.The Issue and Paying Agent will notify the Bank of England of such details relating to the outstanding Notes and shall prepare and deliver the Debt Securities Return (Form IPA) in respect of the outstanding Notes to the Bank of England. The Issue and Paying Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any information provided or procured by the Issuer in relation to the preparation and delivery of the Debt Securities Return (Form IPA). For the avoidance of doubt, the Issuer agrees to indemnify the Issue and Paying Agent in accordance with clause 11 (Indemnity and Liability) against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including legal fees, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of or resulting from the preparation and delivery of the Debt Securities Return (Form IPA) to the Bank of England.
21.PAYMENT
a.The Issue and Paying Agent and Issuer will agree the funds to be paid or received by either party (in relation to issuance proceeds, maturities and coupon payments) via IPASS, or if unavailable, via email within one day preceding any scheduled payment due date, taking into account any currencies which need to be instructed one or more days prior to the payment due date.
b.The Issuer shall in respect of each Note denominated in Sterling pay, no later than 11:00 a.m. (London time), on the Maturity Date or the Interest Payment Date of each such Note into such account as the Issue and Paying Agent may notify in writing to the Issuer in same day funds in Sterling in an amount sufficient to pay the full amount payable on that Maturity Date or Interest Payment Date by way of principal or otherwise in respect of all the Notes denominated in Sterling then becoming due.
c.If the Issue and Paying Agent has not received on the Maturity Date or the Interest Payment Date of any Notes the full amount payable in respect thereof on such date in immediately available and freely transferable funds the Issue and Paying Agent shall

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not make a payment. No liability shall attach to the Issue and Paying Agent if there are insufficient funds to make a payment in whole or in part.
d.Any monies paid by the Issuer to the Issue and Paying Agent pursuant to clause 5.2 or 5.3 above and remaining unclaimed at the end of one month after the date on which such monies first became payable shall be repaid to the Issuer.
22.ISSUE AND PAYING AGENT SERVICING SYSTEM (IPASS)
a.Upon receipt of a completed IPASS Enrolment Form, a copy of which is appended hereto as schedule 4, the Issue and Paying Agent hereby grants the Issuer and each Authorised Person access to IPASS for the limited purposes set forth herein until the termination of this agreement in accordance with clause 12 (Changes in Agent). The Issuer and each Authorised Person will be permitted to access IPASS for the purposes of transmitting Instructions to the Issue and Paying Agent or obtaining a record of the note certificate with respect to the Notes.
b.The Issuer acknowledges that under IPASS, each Note (and the note certificate, if any, related thereto) shall remain subject to applicable laws, regulations, rules and the provisions hereof. The Issue and Paying Agent shall be entitled to limit or restrict the Issuer's or any Authorised Person's use of IPASS as the Issue and Paying Agent deems necessary or desirable in its sole discretion. The Issuer acknowledges and agrees that it and each Authorised Person shall be permitted to access information through IPASS only for those Notes that it is authorised to access and no other Notes. Each Authorised Person shall be limited in its access rights to IPASS to the same extent of the Issuer, and no Authorised Person shall be permitted to access a broader scope of information about the Notes than the Issuer may access at such time.
c.Except as set forth in this clause 6, the Issuer shall acquire no title, ownership or sublicensing rights whatsoever in IPASS or in any trade secret, trademark, copyright or patent of the Issue and Paying Agent now or to become applicable to IPASS. The Issuer may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute IPASS for any purpose.
d.The Issuer shall ensure the security and confidentiality of all identification numbers ("IDs") and passwords ("Passwords") to access IPASS, whether issued to the Issuer or any Authorised Person by the Issue and Paying Agent, and whether chosen by the Issuer, any Authorised Person or the Issue and Paying Agent. The Issuer agrees not to share, transfer, disclose, make available or otherwise provide access to the Issuer's IDs and Passwords to any person who is not an Authorised Person. The Issuer is responsible for all access and activity conducted, including the sending of Instructions, using all IDs and Passwords permitting access to IPASS. The Issuer shall immediately notify the Issue and Paying Agent in writing, (i) if the Issuer discovers or has received notice that an ID or Password has been compromised by actual or suspected unauthorised use, loss, disclosure, access or acquisition, (ii) if the Issuer suspects or discovers unauthorised access to or use of IPASS for any reason, or (iii) when an Authorised Person, with a unique ID and Password, is no longer permitted access to IPASS. The Issuer shall take all necessary and advisable corrective actions, and shall cooperate fully with the Issue and Paying Agent to prevent, mitigate or rectify any unauthorised activity involving an ID or Password or IPASS.
The Issuer agrees to indemnify the Issue and Paying Agent in accordance with clause 11 (Indemnity and Liability) against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including legal fees, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of or resulting from the failure of the Issuer or any of its Authorised Persons to maintain the security and confidentiality of the applicable IDs and Passwords in accordance with this clause 6.4.

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e.The Issuer agrees that use of IPASS is subject to the terms of this agreement (the "Terms"), as they may be amended, and applicable laws and regulations. The Terms are binding on the Issuer (including the Issuer's employees, agents and successors) and each Authorised Person. The Issue and Paying Agent may add, remove or modify the information available on IPASS at any time without prior notice. The Issuer acknowledges that IPASS may be unavailable to the Issuer from time to time, as necessary.
f.IPASS may be used to access copies of the note certificate. The Issuer acknowledges that any printed version of the note certificate is merely a copy and is not, and shall not be considered by the Issuer or any Authorised Person to be, the official note certificate. The Issue and Paying Agent shall not be liable for the completeness, correctness, accuracy, adequacy, usefulness, timeliness, reliability or otherwise of the note certificate or any information accessed through IPASS regarding the Notes.
g.IPASS and all information, services, software and other materials provided through IPASS are provided "as is" and "as available" without any express or implied warranty of any kind. The Issue and Paying Agent and its suppliers specifically disclaim all warranties of any kind, whether express or implied, including but not limited to, warranties of merchantability, non-infringement of intellectual property, quality or fitness for any particular purpose. The Issuer's use of IPASS and all information, services, software and other materials provided through IPASS is at its own discretion and risk.
The Issue and Paying Agent does not guarantee the security of IPASS or the prevention from loss of, alteration of, or improper access to the account information or data contained in IPASS. The Issue and Paying Agent makes no representation or warranty whatsoever, express or implied, relating to or resulting from the use of or inability to use IPASS, mistakes, omissions, service interruptions, deletion of files, loss or modification of content or data, errors, defects, misdeliveries, delays in operation or transmission or any failure of performance, whether or not limited to circumstances beyond its control, communication failure, theft, destruction or unauthorised use, access to or acquisition of any server, records, programs or services.
The Issuer understands that the Issue and Paying Agent makes no representation or warranty regarding the use of the information available through IPASS in terms of its completeness, correctness, accuracy, adequacy, usefulness, timeliness, reliability or otherwise. The Issuer further understands that information obtained by the Issuer through IPASS may (i) include technical inaccuracies or typographical errors or (ii) be prepared with, or based on, information received from one or more third parties. The Issuer agrees that it will independently verify all information it or any Authorised Person obtains through IPASS before relying on it and that the Issue and Paying Agent shall not be liable for, or for the result of, any decisions made by the Issuer based on such information.
23.CANCELLATION, CUSTODY AND REPLACEMENT OF NOTES
a.All Notes which mature shall, after payment thereof, be cancelled forthwith by the Issue and Paying Agent. Unless otherwise previously instructed by the Issuer, the Issue and Paying Agent shall destroy the cancelled Notes in its possession from time to time as soon as reasonably practicable after each Maturity Date.
b.The Issue and Paying Agent shall maintain a record of all Notes and of their issue, payment, cancellation and destruction on IPASS for the Issuer and the Guarantor.
c.The Issuer and the Issue and Paying Agent shall make such arrangements as may from time to time be mutually convenient as to the replacement of Notes (other than Definitive Notes issued following presentation and surrender of a Global Note) which shall have been lost, stolen, mutilated, defaced or destroyed, including (without limitation) arrangements as to evidence of title, costs, delivery and indemnity.

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24.REPRESENTATIONS
a.Representations and warranties
Each of the Issuer (in respect of itself and the Guarantor) and the Guarantor (in respect of itself) makes the representations and warranties in this clause 8 to each Agent.
b.Status
Each of the Issuer and the Guarantor is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.
c.Powers and authority
Each of the Issuer and the Guarantor has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, the Notes and the Programme Agreements to which it is a party and the transactions contemplated by those Notes and Programme Agreements.
d.Binding obligations
The obligations expressed to be assumed by the Issuer and the Guarantor in each of the Programme Agreements to which it is a party and (when the Notes have been issued and delivered hereunder and have been paid for) the Notes are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under the Dealer Agreement, legal, valid, binding and enforceable obligations.
e.Authorisations
All authorisations required:
6.to enable the Issuer and the Guarantor lawfully to enter into, exercise its rights and comply with its obligations under, the Notes and the Programme Agreements to which it is a party; and
7.to make the Notes and the Programme Agreements to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.
f.Times for making representations and warranties
The representations and warranties set out in this clause 8 are deemed to be repeated on each date upon which the Maximum Amount is increased, each date a Note Transaction is agreed and each date upon which any Note is, or is to be, issued by reference to the facts and circumstances then existing.
25.FEES AND EXPENSES
a.The Issuer (failing which the Guarantor) will pay such fees in respect of the services of each Agent under this agreement as are set out in the schedule of fees letter dated 29 April 2020 from the Issue and Paying Agent to the Issuer and the Guarantor and accepted by the Issuer and the Guarantor as amended from time to time (subject to prior written notification delivered to the Issuer and the Guarantor not less than 30 days prior to the effective date of any amendment). The Issuer (failing which the Guarantor) shall also pay to each Agent an amount equal to any value added tax which may be payable in respect of the fees and commissions together with all out of pocket expenses incurred by the Agent or anyone appointed by the Agent in connection with

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the negotiation, preparation, and execution of this agreement and the performance of its services under this agreement.
b.The Issuer (failing which the Guarantor) will pay all stamp, registration and other documentary taxes, fees, assessments or government charges and duties (including any interest and penalties thereon or in connection therewith), if any, which may be payable in the United Kingdom in connection with the execution, delivery, performance and execution of this agreement by each Agent.
c.The fees, commissions and expenses payable to each Agent for services rendered and the performance of its obligations under this agreement shall not be abated by any remuneration or other amounts or profits receivable by such Agent (or by any of its associates) in connection with any transaction effected by such Agent with or for the Issuer or the Guarantor.
d.Following its receipt of a written request from the Issuer, the Issue and Paying Agent shall, as soon as practicable, provide the Issuer with information the Issue and Paying Agent has with respect to any Notes issued and paid hereunder. In addition, the Issue and Paying Agent agrees to cooperate with the Issuer with respect to examinations, audits, inspections, and other regulatory proceedings performed by internal or external auditors of the Issuer or by any regulatory agency with jurisdiction over the Issuer. All costs and expenses (including legal expenses) incurred by the Issue and Paying Agent in conjunction with this clause shall be promptly reimbursed by the Issuer upon written demand to the Issuer by the Issue and Paying Agent.
26.FATCA PROVISIONS
a.Payments
If the Issuer or the Guarantor determines in its sole discretion that it will be required to withhold or deduct any FATCA Withholding in connection with any payment due on any Notes, then the Issuer or the Guarantor will be entitled to re-direct or reorganise any such payment in any way that it sees fit in order that the payment may be made without FATCA Withholding provided that, any such re-direction or reorganisation of any payment is made through a recognised institution of international standing and such payment is otherwise made in accordance with this agreement.
b.Right to withhold/no obligation to gross up
Notwithstanding any other provision of this agreement, the Issue and Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes (the "Applicable Law"), in which event the Issue and Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted, except for payments made under this agreement through the relevant clearing systems, in relation to which the Issue and Paying Agent shall not apply any deduction or withholding for or on account of any present or future taxes, if and to the extent so not required by any Applicable Law, and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.
c.Issuer information covenant
The Issuer hereby covenants with the Issue and Paying Agent that it will provide the Issue and Paying Agent with sufficient information so as to enable the Issue and Paying Agent to determine whether or not the Issue and Paying Agent is obliged, in

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respect of any payments to be made by it pursuant to the Transaction Documents, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof ("FATCA Withholding").
27.INDEMNITY AND LIABILITY
a.The Issuer (failing which the Guarantor) will indemnify and keep indemnified each of the Agents and its respective officers, directors, employees and agents against any actions, claims, costs, damages, expenses, liabilities, demands or losses (together, "Losses") (including, but not limited to, all costs, legal fees, charges and expenses (together, "Expenses") properly paid or incurred in disputing or defending any Losses) which such Agent may incur or which may be made against such Agent as a result of or in connection with its appointment as such or the exercise of its powers and duties as such under and in accordance with this agreement except to the extent that any Losses or Expenses result from its own wilful default, fraud or gross negligence or that of its officers, directors or employees. The indemnity set out in this clause shall survive any termination (whether by resignation or removal) of this agreement.
b.Each Agent will only be liable to the Issuer and/or the Guarantor for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this agreement suffered by or occasioned to the Issuer and/or the Guarantor ("Liabilities") to the extent that the Agent has been grossly negligent or fraudulent in connection with the performance of its obligations under this agreement or in wilful default in respect of its obligations under this agreement. No Agent shall otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this agreement. For the avoidance of doubt the failure of an Agent to make a claim for payment of interest and principal on the Issuer, or to inform any other paying agent or clearing system of a failure on the part of the Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute negligence, fraud or wilful default on the part of such Agent.
c.Liabilities arising under clause 11.2 shall be limited to the amount equal to the aggregate of the fees paid by the Issuer to the Agent in respect hereof plus any amount of indemnification previously received by the Agent from the Issuer in accordance with the provisions hereof. In no event shall an Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not such Agent has been advised of the possibility of such loss or damages and regardless of the form any claim may take.
d.The liability of each Agent under clause 11.2 will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action. The Issue and Paying Agent has no responsibility if Euroclear or Clearstream, Luxembourg fails to perform in any respect.
e.In acting hereunder and in connection with the Notes, the Agents shall act solely as bankers and agents of the Issuer and the Guarantor and will not thereby assume any

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obligations towards or relationship of agency or trust for any holders of Notes or any third party, save that no Agent shall exercise any right of set-off, lien or similar claim in respect of any moneys payable to it or by it under the terms of this agreement. Funds shall not be subject to the UK FCA Client Money Rules. Funds received by the Issue and Paying Agent in accordance with the issuance of Notes or payments on the Notes shall be held pursuant to this agreement until such time as it is transferred in accordance with relevant Instructions or this agreement. The Issue and Paying Agent shall not be liable for interest on any funds received, or held by, it hereunder and need not segregate any funds held by it except as required by law. The Agents shall have no investment discretion.
f.Any of the Agents and their respective officers and employees may own or acquire any interest in any Notes with the same rights as it or he/she would have if it or he/she were not an Agent or an officer or employee thereof and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Issuer or the Guarantor, as freely as if the Agent were not appointed under this agreement without regard to the interests of the Issuer or the Guarantor and shall be entitled to retain and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.
g.An Agent may from time to time and at the reasonable and agreed expense of the Issuer, consult legal and other professional advisers or experts satisfactory to it. In such a case, no Agent shall be liable in respect of any action taken or omitted to be taken in connection with this agreement or the Notes in good faith and in accordance with the opinion of such advisers or experts.
h.Nothing in this agreement shall require an Agent to assume an obligation of the Issuer or the Guarantor arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other authority which replaces all or any of their functions)).
i.The obligations of each of the Agents under this agreement are several and not joint.
j.Each Agent shall be obliged to perform such duties and only such duties as are set out expressly in this agreement and no implied duties or obligations of any kind (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into this agreement or any other agreement, instrument or document against such Agent other than the duty to act honestly and in good faith.
k.Each Agent shall be entitled to take any action or to refuse to take any action which is necessary for such Agent to comply with any applicable law, regulation, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system without liability.
l.Each Agent is authorised and regulated by the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other authority which replaces all or any of their functions). Nothing in this agreement shall require an Agent to carry on an activity of the kind specified by any provision of part 2 (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to the Issuer.
m.No Agent shall be responsible to anyone with respect to the legality of this agreement other than the Issuer and/or the Guarantor or the validity, enforceability or legality of the Notes or any act or omission of any other person.

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n.In the case of any default by the Issuer or the Guarantor, no Agent shall have any duty or responsibility for the performance of the Issuer's or the Guarantor's obligations under the Notes.
o.No Agent shall be under any obligation to take any action under this agreement where such action will result in a reasonable additional cost or expense to the Issuer and the Issuer has not agreed to reimburse the Agent for any such additional reasonable costs or expenses.
p.The Issue and Paying Agent has the right to employ and pay an agent or attorney, delegate all or any functions to any person, or appoint any nominee to carry out its duties or responsibilities.
q.The Issue and Paying Agent shall notify the Issuer where the Issuer has provided it with conflicting or inconsistent Instructions.
28.CHANGES IN AGENT
a.Any Agent may at any time without cause or liability resign as such by giving to the Issuer and the Guarantor, and the Issuer may terminate the appointment of any Agent by giving to such Agent, not less than 30 days' prior written notice to that effect, provided that no such resignation or termination shall take effect until a successor Agent acceptable to the Issuer has been appointed. The Issuer shall take such steps as may be appropriate to inform the holders of Notes of any such resignation or termination. The Issuer agrees with each Agent that if, by the day falling ten days before the expiry of any notice, the Issuer has not appointed a successor Agent then the Agent shall be entitled, on behalf of and at the cost of the Issuer and the Guarantor, to appoint in its place as a successor Agent a reputable financial institution of good standing.
b.The Issuer or the Guarantor (as the case may be) may, after prior consultation with the Issue and Paying Agent, appoint one or more further Agents on the terms contained in this agreement.
c.In the event that the Issuer is required by law to make any deduction or withholding on account of any tax imposed or levied by or within the United Kingdom on payments made in respect of the Notes, other than in the circumstances referred to in paragraphs (a) and (b) of paragraph 3 of the Global Note or paragraph 3 of the Definitive Notes, the Issuer will, after prior consultation with the Issue and Paying Agent, appoint an Agent having a specified office in the city of a country which is a Member State of the European Union (other than the United Kingdom) that is not obliged to withhold or deduct tax on the terms contained in this agreement by giving to the Issue and Paying Agent and to the relevant Agent at least 45 days' notice in writing to that effect if the presentation of the Notes to such Agent for payment would mean the Issuer is no longer required to make such deduction or withholding.
d.Each Agent shall notify the Issuer and the Guarantor of any change in its specified offices.
e.Any corporation into which an Agent may be merged or converted, or any corporation with which such Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation to which such Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent under this agreement without the execution or filing of any paper or any further act on the part of the parties to this agreement and after the said effective date all references in this agreement to such Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall promptly be given to the Issuer by such Agent.

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29.NOTICE OF ANY WITHHOLDING OR DEDUCTION
a.Unless the Issue and Paying Agent is notified in writing by the Issuer to the contrary, the Issuer represents and warrants to the Issue and Paying Agent that under United Kingdom tax law and HM Revenue and Customs practice as at the date of this agreement, payments in respect of the Notes can be made (including by the Issue and Paying Agent) free and clear of, and without withholding or deduction of any amount for or on account of any taxes, duties, assessments or government charges.
b.Notwithstanding any other provision of this agreement, the Issue and Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this agreement for or on account of any present or future taxes, duties, assessments or government charges if and to the extent so required by applicable law, in which event the Issue and Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted within the time allowed.
c.If the Issuer is, in respect of any payment in respect of the Notes, required to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges, the Issuer shall give notice thereof to the Issue and Paying Agent as soon as the Issuer becomes aware of the requirement to make such withholding or deduction and shall give to the Issue and Paying Agent such information as it shall reasonably require to enable it to comply with such requirement.
d.Notwithstanding any other provision of this agreement, the Issuer and the Guarantor shall indemnify each Agent against any liability or loss incurred in connection with the Issuer's obligation to withhold or deduct an amount on account of tax.
30.OWNERSHIP
Save as required by law or a court of competent jurisdiction, the Issuer, the Guarantor and each Agent shall be entitled to treat the holder of any Note as the absolute owner thereof for all purposes (whether or not it is overdue and notwithstanding any notice of ownership or writing on it or any notice of previous loss or theft of it) and shall not be required to obtain any proof thereof or as to the identity of such holder.
31.NOTICES
All notices (excluding Instructions) given under the terms and provisions hereof shall be in writing given in person or by email provided that any notice be attached to an email message in PDF format. Any such notice shall be effective, if in person, when received and in the case of a notice by email shall be deemed received upon and only upon the sender's receipt of affirmative acknowledgement or receipt from the intended recipient. For purposes hereof no acknowledgement of receipt generated on an automated basis shall be deemed sufficient for any purpose hereunder or admissible as evidence of receipt.
32.THIRD PARTY RIGHTS
Save in respect of the rights of each of the Issue and Paying Agent's respective officers, directors, employees and agents as provided under clause 11 (Indemnity and Liability), no rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement or the Notes, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
33.CALCULATION OF INTEREST ON NOTES
a.The Calculation Agent is appointed, and the Calculation Agent agrees to act, as Calculation Agent in respect of each Series of Notes described in Schedule 6 hereto

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(the "Relevant Notes") and shall in relation to each series of Relevant Notes (each a "Series of Notes") perform the duties to be performed by it under the terms and conditions of the Relevant Notes (the "Conditions") in respect of which it is appointed as Calculation Agent. As soon as practicable after the relevant time on each relevant Interest Determination Date (as defined in the Conditions) or at such time on such date as the applicable Series of Notes may require to be calculated any rate or amount, any quotation to be obtained or any determination or calculation to be made by the Calculation Agent, the Calculation Agent shall (a) determine such rate and calculate the amount of interest in respect of each denomination of the Relevant Notes for the relevant Interest Period or Interest Payment Date (each as defined in the applicable Conditions), (b) calculate the redemption value, (c) obtain such quotation and/or make such determination or calculation, as the case may be, and (d) cause the Rate of Interest (as defined in the Conditions of the applicable Series of Notes) and the amount of interest for each Interest Period or Interest Payment Date and, if required, the relevant Interest Payment Date and, if required to be calculated, any redemption value to be notified to any other Calculation Agent appointed in respect of the Relevant Notes that is to make a further calculation upon receipt of such information, the applicable Issuer, each of the Paying Agents and/or the relevant Holders of the Relevant Notes (each as defined in the Conditions) as soon as possible after such determination or calculation but in no event later than:
8.the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification of a Rate of Interest, amount of interest and a relevant Interest Payment Date, if required; or
9.in all other cases, the business day on such determination or calculation.
b.If at any time the Calculation Agent does not make any determination or calculation or take any action that it is required to take pursuant to the above provisions, it shall promptly notify the Issuer. If the Calculation Agent is unable to perform any determination or calculation in relation to any particular Series of Notes in respect of which it is appointed as Calculation Agent, it will promptly notify the Issuer, and the Issuer will appoint an alternative Calculation Agent for such Series of Notes.
34.GOVERNING LAW AND SUBMISSION TO JURISDICTION
a.This agreement and the Notes, and any non-contractual obligations arising out of or in connection with this agreement or the Notes shall be governed by, and construed in accordance with, English law.
b.Each party agrees that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this agreement. The Issuer and the Guarantor hereby waive any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.
35.ENTIRE AGREEMENT
This agreement, together with the schedules hereto, contains the entire understanding and agreement between the Agent, the Issuer and the Guarantor with respect to the Notes. All prior agreements, understandings, representations, statements, promises, inducements, negotiations, and undertakings and all existing contracts previously executed between the Agent, the Issuer and the Guarantor with respect to the Notes are superseded in whole hereby.
This agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement. This agreement, signed and transmitted by facsimile or Portable Document Format (PDF), is to be treated as an original document and the signature of any party hereon, if so transmitted, is to be considered as an original signature, and the document so

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transmitted is to be considered to have the same binding effect as a manually executed original.
The Issuer agrees to provide any such materials and to execute any such documents as may be reasonably required by the Issue and Paying Agent to perform its duties and obligations under this agreement.
IN WITNESS whereof the parties hereto have executed this agreement the day and year first above written.

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schedule 1.
Form Of Global Note

£600,000,000 Commercial Paper Programme
for the purpose of the Joint HM Treasury and Bank of England
Covid Corporate Financing Facility

Global Note
(Discounted)

THE SECURITIES REPRESENTED BY THIS GLOBAL NOTE AND THE GUARANTEE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY U.S. STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE SECURITIES OF THE TRANCHE OF WHICH THIS SECURITY FORMS PART.

TECHNIPFMC PLC (incorporated in England and Wales)

(Legal Entity Identifier (LEI): 549300D5I93QWCJTCK36) (the “Issuer”)

guaranteed by FMC TECHNOLOGIES, INC.
(Incorporated in the United States of America)

ISIN: Issue Date:
Maturity Date[1]:
Nominal Amount[2]:

1.For value received, the Issuer promises to pay to the bearer of this Global Note on the Maturity Date the Nominal Amount specified herein.
All such payments shall be made in accordance with an issuing and paying agency agreement dated 19 May 2020 (as amended, restated or supplemented from time to time) between the Issuer, the Guarantor and the issuing and paying agent referred to therein, a copy of which is available for inspection at the office of Bank of America, National Association, London Branch (the “Issuing and Paying Agent”) at 2 King Edward Street, London, EC1A 1HQ, England, United Kingdom, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this Global Note at the office of the Issuing and Paying Agent referred to above by transfer to an account denominated in pounds sterling maintained by the bearer with a bank in London.
2.This Global Note is issued in representation of an issue of Notes in the aggregate Nominal Amount.
3.All payments in respect of this Global Note by or on behalf of the Issuer or the Guarantor shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or the United

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States of America or any political subdivision or taxing authority of or in any of the foregoing (“Taxes”), unless the withholding or deduction of Taxes is required by law. In that event, the Issuer or, as the case may be, the Guarantor shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Global Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable where this Global Note is presented for payment:
i.by or on behalf of a holder which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of this Global Note; or
i.more than 15 days after the Maturity Date the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented this Global Note on the last day of such period of 15 days.
4.If the Maturity Date is not a Business Day (as defined below) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Business Day (unless that date falls (i) in the case of the Maturity Date, in the following calendar month or (ii) more than 364 days after the Issue Date, in which case payment shall be made on the immediately preceding Business Day) and neither the bearer of this Global Note nor the holder or beneficial owner of any interest herein or rights in respect hereof shall be entitled to any interest or other sums in respect of such postponed payment.
As used in this Global Note:
“Business Day” means any day other than a Saturday or Sunday which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.
5.The payment obligation of the Issuer represented by this Global Note constitutes, and at all times shall constitute, a direct and unsecured obligation of the Issuer ranking at least pari passu with all present and future unsecured and unsubordinated obligations of the Issuer other than obligations mandatorily preferred by law applying to companies generally.
6.This Global Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof free and clear of any equity, set-off or counterclaim on the part of the Issuer against any previous bearer hereof.
7.This Global Note is issued in respect of an issue of Notes of the Issuer and is exchangeable in whole (but not in part only) for duly executed and authenticated bearer Notes in definitive form (whether before, on or, subject as provided below, after the Maturity Date):
i.if one or both of Euroclear and Clearstream, Luxembourg or any other relevant clearing system(s) in which this Global Note is held at the relevant time is closed for business for a continuous period of 14 days or more (other than by reason of weekends or public holidays, statutory or otherwise) or if any such

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clearing system announces an intention to, or does in fact, permanently cease to do business; or
ii.if default is made in the payment of any amount payable in respect of this Global Note, each being an "Exchange Event".
Upon presentation and surrender of this Global Note during normal business hours to the Issuer at the offices of the Issuing and Paying Agent, the Issuing and Paying Agent shall authenticate and deliver, in exchange for this Global Note, bearer definitive notes denominated in pounds sterling in an aggregate nominal amount equal to the Nominal Amount of this Global Note.

8.If, upon an Exchange Event and following such surrender, definitive Notes are not issued in full exchange for this Global Note before 5.00 p.m. (London time) on the thirtieth day after surrender, this Global Note (including the obligation hereunder to issue definitive notes) will become void and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under a Deed of Covenant dated 19 May 2020 (as amended, re-stated or supplemented as of the date of issue of the Notes) entered into by the Issuer).
9.This Global Note has the benefit of a guarantee issued by FMC Technologies, Inc. on 19 May 2020, copies of which are available for inspection during normal business hours at the office of the Paying Agent referred to above.
10.Instructions for payment must be received at the office of the Issuing and Paying Agent referred to above together with this Global Note at least five Business Days' prior to the relevant payment date.
11.Notices to holders will be delivered to the clearing system(s) in which this Global Note is held or, if this Global Note has been exchanged for bearer definitive Notes pursuant to paragraph 7, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of such delivery or publication.
12.This Global Note shall not be validly issued unless manually or electronically authenticated by the Issuing and Paying Agent acting as issuing and paying agent.
13.This Global Note and any non-contractual obligations arising from or connected with it are governed by, and shall be construed in accordance with, English law.
The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Global Note (including a dispute regarding the existence, validity or termination of this Global Note). The Issuer acknowledges and agrees that, and the bearer of this Global Note shall be deemed to acknowledge and agree that, the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such person will be entitled to argue to the contrary.
EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS GLOBAL NOTE OR ANY TRANSACTION CONTEMPLATED BY THIS GLOBAL NOTE. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.
14.No person shall have any right to enforce any provision of this Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.

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Signed on behalf of:
TECHNIPFMC PLC

By:
(Authorised Signatory)

Signed on behalf of:
FMC TECHNOLOGIES, INC.

By:
(Authorised Signatory)

1 Not to be less than seven days or more than 364 days from (and including) the Issue Date
2 Not to be less than £1,000,000, and to be rounded to closest £100,000 – state in words and figures

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SCHEDULE 2
Form of Multicurrency Definitive Note
£600,000,000 Commercial Paper Programme
for the purpose of the Joint HM Treasury and Bank of England
Covid Corporate Financing Facility

(Discounted)3
THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
TECHNIPFMC PLC (incorporated in England and Wales)

(Legal Entity Identifier (LEI): 549300D5I93QWCJTCK36) (the “Issuer”)

guaranteed by FMC TECHNOLOGIES, INC.
(Incorporated in the United States of America)

ISIN & or Common Code: []	Series No: []
Issue Date[]	Maturity Date:[4] []
Specified Currency: Sterling	Principal Amount[5][]
Denominations: £100,000	Reference Rate: [] [Issuer's reference rate][6]
NGN form: [] [Yes]/[No] *
By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code of 1986 (the Code) and regulations there under) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in section 6049(b)(4) of the Code and the regulations thereunder).
1.For value received TechnipFMC plc (the "Issuer") promises to pay to the bearer of this Note on the above-mentioned Maturity Date the above-mentioned Principal Amount. All such payments shall be made in accordance with an Issuing and Paying Agency Agreement dated 19 May 2020 between the Issuer, the Guarantor and the Issuing Agent and the Paying Agent defined below, a copy of which is available for inspection at the office of Bank of America, National Association, London Branch (the "Principal Paying Agent") at 2 King Edward Street, London, EC1A 1HQ, or at the office of any other paying agent notified to the bearer (together with the Issue and Paying Agent, the "Paying Agents" and each a "Paying Agent") at the specified office of such other Paying Agent, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and, if applicable, surrender of this Note at the office of the Issue and Paying Agent, or at the office of any other Paying Agents notified to the bearer at the specified office of such other Paying Agent, by transfer to a Sterling account maintained by the bearer with a bank in the City of London.
1.Presentation and surrender of this Note shall be made outside the United States and no amount shall be paid by transfer to an account in the United States, or mailed to an address in the United States.
2.All payments in respect of this Note shall be made without set-off, counterclaim, fees, liabilities or similar deductions, and free and clear of and without deduction or withholding for, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in the United Kingdom, the jurisdiction of incorporation of the Issuer or any jurisdiction through, in or from which such payments

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EUS_ONPREM\ADD\352496458.01

are made or any political subdivision or any taxing authority of or in any of the foregoing ("Taxes"), unless the Issuer or any agent of the Issuer is required by law or regulation to make any deduction or withholding for or on account of Taxes. In that event, the Issuer shall pay such additional amounts as shall be necessary in order that the net amounts received by the relevant holder after such deduction or withholding shall equal the amount which would have been receivable under this Note in the absence of such deduction or withholding, except that no such additional amounts shall be payable:
(i)by, or by a third party on behalf of, a holder who is liable to any such tax by reason of such holder having some connection with the United Kingdom other than the mere holding of this Note; or
(ii)in respect of any deduction or withholding imposed on a payment to an individual and required to be made pursuant to any law; or
(iii)by or on behalf of a holder who has not made, but in respect of whom such deduction or withholding would not have been required had such holder made, a declaration of non- residence or other similar claim for exemption; or
(iv)where this Note is presented for payment by, or on behalf of, the bearer of the Note who would have been able to avoid such withholding or deduction by presenting the Note to another Paying Agent in a Member State of the European Union; or
(v)more than 30 days after the above mentioned Maturity Date except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on such 30th day; or
(vi)in respect of any deduction of withholding required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto; or
(vii)in the United Kingdom.
3.If the Maturity Date is not a Payment Business Day (as defined herein), payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day (unless that date falls more than 183 days after the Issue Date, in which case payment shall be made on the immediately preceding Payment Business Day) and neither the bearer of this Note nor the holder or beneficial owner of any interest herein or rights in respect hereof shall be entitled to any interest or other sums in respect of such proposed payment. "Payment Business Day", as used herein, means any days, other than a Saturday or Sunday which is both (a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation (in the case of Notes in definitive form only), and (b) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.
4.The payment obligation of the Issuer represented by this Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking at least pari passu as to priority of payment with all other unsecured and unsubordinated indebtedness of the Issuer subject, to laws affecting creditors' rights generally.
5.This Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

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6.Instructions for payment must be received at the office of a Paying Agent together with this Note on the relevant payment date and (in the case of sterling) by no later than 2.30 p.m. (London time).
7.This Definitive Note has the benefit of a guarantee issued by the Guarantor on 19 May 2020, a copy of which is available for inspection during normal business hours at the offices of the Paying Agents referred to in paragraph 1 above.
8.If the proceeds of this Note are accepted in the United Kingdom, the Principal Amount shall not be less than £100,000 (or the equivalent in any other currency).
9.This Note shall not be validly issued unless manually authenticated by Bank of America, National Association, London Branch as Issuing Agent.
10.No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
11.This Note and any non-contractual obligations arising out of or in connection with this Note, are governed by, and shall be construed in accordance with, the laws of England

Signed on behalf of:
TECHNIPFMC PLC

By: _____________________________
(Authorised Signatory)

Signed on behalf of:
FMC TECHNOLOGIES, INC.

By: _____________________________
(Authorised Signatory)

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schedule 1.
Certificate of Authorised Persons

Name:	Name:
Title:	Title:
Phone:	Phone:
Facsimile:	Facsimile:
E-mail:	E-mail:
Signature:	Signature:
Trade Authority Level: ☐ Enter ☐ Release ☐ Confirm Funding	Trade Authority Level: ☐ Enter ☐ Release ☐ Confirm Funding
Name:	Name:
Title:	Title:
Phone:	Phone:
Facsimile:	Facsimile:
E-mail:	E-mail:
Signature:	Signature:
Authority Level: ☐ Enter ☐ Release ☐ Confirm Funding	Authority Level: ☐ Enter ☐ Release ☐ Confirm Funding
Bank of America, National Association, London Branch (the "Agent") is authorised to comply with and rely upon any instructions or other communications believed by it to have been sent or given by the person or persons identified. The Agent should verify and/or release transactions received via the IPASS or EPIM system if we have not provided verify and/or release authority to any authorised individual. Note, the IPASS enrolment form is required for all users, this form is not required for users requiring View Only Access.
Approved By:

Name:
Date:  ___ May 2020

schedule 2.
IPASS Enrolment Form
(Please complete for each unique user.)

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EUS_ONPREM\ADD\352496458.01

Global Custody & Agency Services
IPASS Entitlements Form

Bank of America Merrill Lynch

Company Name:

User Information

User Name:

User Email:

User Phone:

Address:

Address Line 1

Address Line 2

Address Line 3

City

State

Country

Zip Code

Program Access Request

☐ All Programs

☐ Limit to the following programs:

Access Type Requested: ☐ View Only ☐ According to the Certificate of Authorized Persons

User Signature

The User, listed above, applied for the indicated services and specified programs and agrees that these services are governed by the Issuing and Paying Agent Agreement with Bank of America Merrill Lynch.

○ MM/DD/YY ○ DD/MM/YY

User Name (Print)

User Signature

Date Signed

Authorization

The undersigned is authorized to act on behalf of the Issuer for these purposes and designate authorized users, as well as to distribute the new user ID, as provided by Bank of America Merrill Lynch.

○ MM/DD/YY ○ DD/MM/YY

Authorizer Name (Print)

Authorizer Signature

Date Signed

Authorizer Email

Authorizer Phone Number

Authorizer Name (Print)

Authorizer Signature

Date Signed

Authorizer Email

Authorizer Phone Number

Note: New user IDs will be forwarded to the first authorizer, unless specifically advised to use the second authorizer. User IDs should be distributed to the new user upon receipt. A separate email will be sent directly to the new user with the initial password.

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schedule 3.
Standing Instruction Form
Date: 19 May 2020
GCAS Client Delivery - IPA
Bank of America, National Association, London Branch2 King Edward StreetLondon, EC1A 1HQ
RE: TechnipFMC plc IPA Account
Ladies and Gentlemen:
We refer you to the Issue and Paying Agent Agreement (the "Agreement"), dated as of 19 May 2020, among TechnipFMC plc, FMC Technologies, Inc. and Bank of America, National Association, London Branch. We hereby request that Bank of America, National Association, London Branch credit the net proceeds of all delivered notes according to the following standing instructions.

GBP Funds to be transferred from TechnipFMC plc IPA Account
Account Name	TechnipFMC plc
Account Holding Bank Name	Account Holding Bank BIC
IBAN
Intermediary Bank Name	Intermediary Bank BIC
THIS STANDING INSTRUCTION WILL REVOKE ANY PRIOR STANDING INSTRUCTION PREVIOUSLY SUBMITTED FOR THE ACCOUNT IDENTIFIED ABOVE. In the event standing funds transfer instructions are given to Bank of America, National Association, London Branch pursuant to the terms of the Agreement, regardless of the method used to transmit such instructions, such instructions must be given by an Authorised Person. Bank of America, National Association, London Branch is authorised to obtain confirmation of such instructions by telephone call-back to an Authorised Person. Bank of America, National Association, London Branch may rely upon the confirmation of anyone purporting to be the Authorised Person. The Issuer agrees that Bank of America, National Association, London Branch may delay the initiation of the fund transfer until all security measures it deems to be necessary and appropriate have been completed for establishing the standing instruction and shall incur no liability for such delay.

Signed by:

Authorised Person Signature:

Authorised Person Name:

schedule 4.
Series of Notes

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3 Delete as appropriate
4 Not to be more than 364 days from the Issue Date
5 Notes (whether or not denominated in Sterling) will have a minimum denomination of £100,000 (or its equivalent in any other currencies
6

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Signature page
Issuer

Signed by for and on behalf of TechnipFMC plc:	) ) ) )	/s/ DOUGLAS J. PFERDEHIRT

Guarantor

Signed by for and on behalf of FMC TECHNOLOGIES, INC.:	) ) ) )	/s/ DOUGLAS J. PFERDEHIRT

Signature page to the Issue and Paying Agency Agreement

Issue and Paying Agent

Signed by for and on behalf of BANK OF AMERICA, NATIONAL ASSOCIATION, LONDON BRANCH:	) ) ) )	/s/ HAMISH CARMODY

Signature page to the Issue and Paying Agency Agreement

Calculation Agent

Signed by for and on behalf of BANK OF AMERICA, NATIONAL ASSOCIATION, LONDON BRANCH:	) ) ) )	/s/ HAMISH CARMODY

Signature page to the Issue and Paying Agency Agreement